SCHEDULE 9.1

Prime Indemnifying Parties

Terry M. Deru

99 Cove Lane

Layton, Utah 84040

Ph. 801-433-2000

fax:  801-433-2222

Scott E. Deru

6855 Frontier Drive

Morgan, Utah 84050

Ph. 801-433-2000

fax:  801-433-2222

Andrew W. Limpert

8395 ParkHurst

Circle in Sandy, Utah 84094

Ph. 801-433-2000

fax:  801-433-2222